UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 1, 2013

InspireMD, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2013, Eric (Rick) Olson was appointed as the Vice President of Global Sales Operations of InspireMD, Inc. (the “Company”). Prior to joining the Company, Mr. Olson, 52, served as the Director of International Strategy and HPMS (High Performance Management System) at Covidien Ltd. following its acquisition of ev3 Inc. From 2001 to 2010, Mr. Olson served in various roles at ev3 Inc., including as its Director of International Neurovascular Marketing & Sales Force Development from 2009 to 2010, its Regional Director, Northern Europe/UK Country Manager/UK PV Sales Manager from 2007 to 2010, its Sales Director, European Distributors from 2006 to 2007 and various other roles from 2001 to 2006 as one of ev3 Inc.’s original employees. Prior to that, Mr. Olson spent nine years at Boston Scientific where he served in various sales and marketing leadership positions both in Europe and the United States. Mr. Olson holds a Bachelor's Degree in Psychology from Oregon State University.

On December 1, 2013, Robert Ratini ceased serving as the Company’s Vice President of Sales and Marketing, and became the Company’s Vice President of Business and Therapy Development, where he will, amongst other things, assist with the management of post-market clinical studies and other clinical activities, help identify and recruit key opinion leaders and help implement corporate partnerships.

Item 8.01	Other Events.

On December 2, 2013, the Company issued a press release announcing the appointment of Mr. Olson. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inspiremd, inc.

Date: December 4, 2013	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 2, 2013